EXHIBIT 10.62

FIRST AMENDMENT TO
AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT

This FIRST Amendment to AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT (“First Amendment”) is made effective as of November 1, 2016, by and between Marathon Petroleum Company LP (“MPC”), a Delaware limited partnership and Hardin Street Marine LLC (“HSM”), a Delaware limited liability company.

WITNESSETH:

WHEREAS, MPC and HSM entered into that Amended and Restated Management Services Agreement effective on the 1st day of January, 2015 (the “Agreement”); and

WHEREAS, pursuant to Section 10.3 of the Agreement, MPC and HSM now desire to amend the Agreement in certain respects.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Exhibit B of the Agreement shall be deleted and replaced with the Exhibit B attached to this First Amendment, which amends the Management Fee Rates.

1.	Capitalized terms used but not defined in this First Amendment shall have the meaning ascribed to such terms in the Agreement.

1.
This First Amendment supersedes any other prior agreements or understandings of the parties relating to this subject matter and the parties are not relying on any statement, representation, promise or inducement not expressly set forth herein.

2.
This First Amendment may be executed in one or more counterparts, and in both original form and one or more photocopies, each of which shall be deemed to be an original, but all of which together shall be deemed to constitute one and the same instrument.

3.	Except for the provisions of the Agreement specifically addressed in this First Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and year first written above.

MARATHON PETROLEUM COMPANY LP		HARDIN STREET MARINE LLC
By:	/s/ J. S. Swearingen, Vice President	By:	/s/ M. Todd Sandifer, President
	J. S. Swearingen, Vice President		M. Todd Sandifer, President

Exhibit B
Management Fee Rates

1.	Logistics and Commercial Services

January 1, 2015 - June 30, 2015: $2,175,000 (payable in equal monthly installments)
July 1, 2015 - December 31, 2015: $2,650,000 (payable in equally monthly installments)
January 1, 2016 - October 31, 2016 : $4,416,670 (payable in equally monthly installments)
November 1, 2016 - December 31, 2016: $816,667 (payable in equally monthly installments)
January 1, 2017 - December 31, 2017, and every calendar year thereafter: $5,022,500 (payable in equally monthly installments), as may be adjusted pursuant to Section 4.5

2.	Vetting Services

January 1, 2015 - December 31, 2015: $3,000,000 (payable in equally monthly installments)
January 1, 2016 - December 31, 2016: $3,075,000 (payable in equally monthly installments)
January 1, 2017 - December 31, 2017, and every calendar year thereafter: $3,151,875 (payable in equally monthly installments), as may be adjusted pursuant to Section 4.5

3.	Loss Control Services

January 1, 2015 - December 31, 2015: $5,100,000 (payable in equal monthly installments)
January 1, 2016 - October 31, 2016: $4,356,250 (payable in equally monthly installments)
November 1, 2016 - December 31, 2016: $1,304,582 (payable in equally monthly installments)
January 1, 2017 - December 31, 2017, and every calendar year thereafter: $8,023,179 (payable in equally monthly installments), as may be adjusted pursuant to Section 4.5

4.	Brokerage Services

Brown water: 2.5% of the applicable charter rate
Blue water: >100Mbbls: 1.25% of the applicable charter rate
Blue water: <100Mbbls: 2.5% of the applicable charter rate
Great lakes: 2.5% of the applicable charter rate
Petroleum coke: 2.5% of the applicable charter rate

In each case the "applicable charter rate" is the base rate charged and invoiced by the Third
Party charter company to MPC for the vessel covered by such charter.